UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2017

ANTHEM, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On November 14, 2017, Anthem, Inc. (the “Company”) issued a press release announcing that it had commenced cash tender offers for (i) any and all of its outstanding 7.000% Notes due 2019 (the “Any and All Offer”) and (ii) its outstanding 6.375% Notes due 2037, 5.950% Notes due 2034, 5.850% Notes due 2036, 5.800% Notes due 2040, and 5.100% Notes due 2044 in an aggregate principal amount of up to $600 million (subject to increase) (the “Maximum Tender Offer” and together with the Any and All Offer, the “Tender Offers”). The Tender Offers are being conducted on the terms and conditions set forth in an offer to purchase dated November 14, 2017, and a related letter of transmittal. The Any and All Offer will expire at 5:00 p.m., New York City time, on Monday, November 20, 2017, unless extended or earlier terminated by the Company. The Maximum Tender Offer will expire at 11:59 p.m., New York City time, on Tuesday, December 12, 2017, unless extended or earlier terminated by the Company.

A copy of the press release announcing the Tender Offers is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibits

99.1	Press Release dated November 14, 2017 related to the Tender Offers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2017

ANTHEM, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary